EXHIBIT (a)(19)

                              [NEIGHBORCARE LOGO]

September 1, 2004

Dear NeighborCare Associate,

I'm writing once again to give you an update on events surrounding our company. As I wrote in August, we're pleased to report that our business is in excellent shape. Thanks to your outstanding efforts and commitment to our plan, we remain focused on achieving our expectations for the year and positioning ourselves for the future. Despite the complex regulatory and competitive environment in which we operate, we continue to take advantage of the many opportunities we see in our industry.

I'm particularly proud of the way our team has been able to predict and react to changing environments in the Medicaid and Medicare markets. Such foresight is crucial for success in our business, allowing us to act rather than react to competitive and regulatory pricing pressures. It is clear to me that retaining our focus on executing our business plan is our best strategy.

I'd also like to take a moment to address the unsolicited tender offer situation. I've tried to be very frank with you since the other guy launched his bid and have every intention of continuing that pattern. As you may have heard, today the other guy extended its tender offer for our company and announced that 47.6% of NeighborCare's shares have been tendered by investors. It's important to realize that this does NOT mean that the other guy owns this percentage of our company. Contrary to what you may be hearing, the other guy cannot close their offer for us without the approval of NeighborCare's Board of Directors, nor can they close their offer or buy our shares as long as the FTC's antitrust review is pending.

We have heard that the other guy's representatives are telling our customers that they own a portion of our company. We are investigating these reports but, if you hear similar things, you can tell them that this simply isn't true. Let me assure you that NeighborCare's Board of Directors remains unanimous in its view that executing on our business plan is the best course for our company.

We are now more than nine months into our life as an independent company, and I couldn't be more proud of what we together have accomplished. Our success is a testament to your focus and dedication. Keep it up! If you have any questions about what you are hearing, or how people are interpreting the other guy's actions, please feel free to contact your manager or Jack Kordash in Baltimore. Sincerely,

/s/John J. Arlotta

John J. Arlotta
Chairman, President and Chief Executive Officer
NeighborCare, Inc.


        601 East Pratt Street, 3rd Floor Baltimore, Maryland, 21202-6000
                        Tel 410.528.7300 Fax 410.528.7447

                              [NEIGHBORCARE LOGO]


STATEMENTS MADE IN THIS DOCUMENT, OUR WEBSITE AND IN OUR OTHER PUBLIC FILINGS AND RELEASES, WHICH ARE NOT HISTORICAL FACTS CONTAIN "FORWARD-LOOKING" STATEMENTS (AS DEFINED IN THE FEDERAL SECURITIES LAWS) THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONTAINING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY", "TARGET" AND SIMILAR EXPRESSIONS. SUCH FORWARD LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS REGARDING THE EFFECT OF THE SPIN-OFF ON OUR OPERATIONS, EXPECTED CHANGES IN REIMBURSEMENT RATES AND INFLATIONARY INCREASES IN STATE MEDICAID RATES, EXPECTED BED COUNT, EXPECTED SG&A EXPENSE, ANTICIPATED RESTRUCTURING CHARGES AND ESTIMATES OF TIMING AND COSTS SAVINGS RELATED TO COST IMPROVEMENT INITIATIVES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COSTS, CHANGES IN THE REIMBURSEMENT RATES OR METHODS OF PAYMENT FROM MEDICARE OR MEDICAID, OR THE IMPLEMENTATION OF OTHER MEASURES TO REDUCE REIMBURSEMENT FOR OUR SERVICES; CHANGES IN PHARMACY LEGISLATION AND PAYMENT FORMULAS; THE EXPIRATION OF ENACTMENTS PROVIDING FOR ADDITIONAL GOVERNMENT FUNDING; EFFORTS OF THIRD PARTY PAYORS TO CONTROL COSTS; THE IMPACT OF FEDERAL AND STATE REGULATIONS; CHANGES IN PAYOR MIX AND PAYMENT METHODOLOGIES; FURTHER CONSOLIDATION OF MANAGED CARE ORGANIZATIONS AND OTHER THIRD PARTY PAYORS; COMPETITION IN OUR BUSINESS; AN INCREASE IN INSURANCE COSTS AND POTENTIAL LIABILITY FOR LOSSES NOT COVERED BY, OR IN EXCESS OF, OUR INSURANCE; COMPETITION FOR QUALIFIED STAFF IN THE HEALTHCARE INDUSTRY; OUR ABILITY TO CONTROL OPERATING COSTS, AND GENERATE
SUFFICIENT CASH FLOW TO MEET OPERATIONAL AND FINANCIAL REQUIREMENTS; AND AN ECONOMIC DOWNTURN OR CHANGES IN THE LAWS AFFECTING OUR BUSINESS IN THOSE MARKETS IN WHICH NEIGHBORCARE OPERATES. OUR BUSINESS, OPERATIONS OR RESULTS COULD ALSO BE AFFECTED AS A RESULT OF OMNICARE'S TENDER OFFER OR ITS PENDENCY AND THE EFFECTS THEREOF ON THE COMPANY AND ITS BUSINESS, EMPLOYEES, CUSTOMERS AND SUPPLIERS.

THE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT ARE, IN SOME CASES, BEYOND OUR CONTROL. WE CAUTION INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY US ARE NOT GUARANTEES OF FUTURE PERFORMANCE. WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

NEIGHBORCARE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING OMNICARE'S TENDER OFFER. NEIGHBORCARE'S SHAREHOLDERS ARE STRONGLY ADVISED TO READ CAREFULLY NEIGHBORCARE'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) REGARDING OMNICARE'S TENDER OFFER, BECAUSE IT CONTAINS IMPORTANT INFORMATION. FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND THE RELATED AMENDMENTS OR SUPPLEMENTS, WHICH HAVE BEEN FILED BY NEIGHBORCARE WITH THE SECURITIES AND EXCHANGE
COMMISSION, ARE AVAILABLE AT THE SEC'S WEB SITE AT WWW.SEC.GOV, OR AT THE NEIGHBORCARE'S WEB SITE AT WWW.NEIGHBORCARE.COM, AND ALSO BY DIRECTING REQUESTS TO NEIGHBORCARE'S INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT 1-800-322-2885.


        601 East Pratt Street, 3rd Floor Baltimore, Maryland, 21202-6000
                        Tel 410.528.7300 Fax 410.528.7447